Exhibit 4.3

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Third Amended and Restated Registration Rights Agreement, dated as of August 31, 2010, by and among Mascoma Corporation, a Delaware corporation (the “Corporation”), and the Investors and Key Stockholders named therein (the “Registration Rights Agreement”), is made as of January 7, 2011, by and among the Corporation, Diamond Alternative Energy, LLC, a Delaware limited liability company (“Valero”), and the holders of Registrable Securities (as defined in the Registration Rights Agreement) listed on the signature pages hereto (“Rights Holders”).

WHEREAS, in connection with the Corporation’s sale and issuance of shares of the Corporation’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) and warrant to purchase shares of Series D Preferred Stock to Valero pursuant to that certain Series D Preferred Stock and Warrant Purchase Agreement, by and between the Corporation and Valero, dated as of even date herewith (the “Valero Purchase Agreement”), the Rights Holders desire to amend the Registration Rights Agreement as set forth in this Amendment, and consent to the grant of registration rights to Valero through the addition of Valero as a party to the Registration Rights Agreement in the capacity of an Investor;

WHEREAS, Section 14 of the Registration Rights Agreement provides that the Corporation may not enter into an agreement with any holder or prospective holder of any securities of the Corporation that would grant such holder the right to demand registration of shares of the Corporation’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders (as defined in the Registration Rights Agreement) without the consent of the Holders of at least a majority of Registrable Securities held by the Holders (the “Requisite Holders”);

WHEREAS, Section 17(c) of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the written consent of the Corporation and the holders of at least a majority in interest of voting power of the then outstanding Registrable Securities issued (collectively, the “Requisite Rights Holders,” and together with the Requisite Holders, the “Requisite Parties”); and

WHEREAS, the Rights Holders party hereto hold a sufficient number of Registrable Securities to constitute the Requisite Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent to Addition of Valero to the Registration Rights Agreement. The Requisite Parties hereby consent to the addition of Valero as a party to the Registration Rights Agreement in the capacity of an Investor, and agree that Valero shall have all of the rights granted to an Investor in the Registration Rights Agreement, including without limitation, demand registration rights and piggyback registration rights with respect to its Registrable

Securities. Valero, by its signature to this Amendment, hereby agrees that it is becoming a party to the Registration Rights Agreement, as amended hereby, in the capacity of an Investor.

2. Certain Defined Terms. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Registration Rights Agreement, as amended hereby.

3. Amendment to Registration Rights Agreement. Section 17(e) of the Registration Rights Agreement is amended and restated in its entirety to read as set forth below:

“All notices hereunder shall be given in accordance with Section 4.03 of the Note Conversion Agreement, Section 7.09 of the Share Purchase Agreement, or Section 13 of the Series D Preferred Stock and Warrant Purchase Agreement, dated as of January 7, 2011, by and between the Corporation and Diamond Alternative Energy, LLC, a Delaware limited liability company, as applicable.”

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1 to Third Amended and Restated Registration Rights Agreement as an instrument under seal as of the date first written above.

MASCOMA CORPORATION

By:	/s/ William J. Brady
	Name:	William J. Brady
	Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

DIAMOND ALTERNATIVE ENERGY, LLC

By:	/s/ S. Eugene Edwards
	Name:	S. Eugene Edwards
	Title:	Executive Vice President

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

ATLAS VENTURE FUND VII, L.P.
By:	Atlas Venture Associates VII, L.P., Its General Partner
By:	Atlas Venture Associates VII, Inc., Its General Partner

By:	/s/ Kristen Laguerre
Name:	Kristen Laguerre
Title:	VP

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

BLUESTEM GROWTH & INCOME FUND III, LLC

By: Bluestem Capital Company, LLC

By:	/s/ Sandy Horst
Name:	Sandy Horst
Title:	CFO

BLUESTEM SELECT OPPORTUNITIES FUND, LLC

By: Bluestem Capital Company, LLC

By:	/s/ Sandy Horst
Name:	Sandy Horst
Title:	CFO

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

FLAGSHIP VENTURES FUND 2004, L.P.

By:	its General Partner Flagship Ventures General Partner LLC

By:	/s/ [ILLEGIBLE]
Manager

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

GC ENTREPRENEURS FUND IV, L.P.
By General Catalyst Partners IV, L.P.,
its General Partner
By General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

GENERAL CATALYST GROUP IV, L.P.
By General Catalyst Partners IV, L.P.,
its General Partner
By General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

BLACKROCK INVESTMENT MANAGEMENT (UK) LIMITED, by its nominee, HARE & CO.

By:	/s/ JOSHUA FREEDMAN	DATE:	06 JANUARY 2011
Name:	JOSHUA FREEDMAN
Title:	FUND MANAGER - BLACKROCK

/s/ Poppy Allonby
POPPY ALLONBY
FUND MANAGER - BLACKROCK

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

KPCB HOLDINGS, INC.

By:	/s/ ERIC KELLER
Name:	ERIC KELLER
Title:	PRESIDENT

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

MALAYSIAN LIFE SCIENCES CAPITAL FUND

By:	/s/ Roger Wyse
Name:	Roger Wyse
Title:	Co-Chairman

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

MPC INVESTMENT LLC

By:	/s/ Clifford C. Cook
Name:	Clifford C. Cook
Title:	Manager

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

PIPER JAFFRAY & CO.

By:	/s/ Robert P. Rinek
Name:	Robert P. Rinek
Title:	Managing Director

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

SUNOPTA INC.

By:	/s/ Steven R Bromley 5/1/11
Name:	Steven R Bromley
Title:	President & CEO

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

VPVP CLEANTECH HOLDINGS 2006, L.L.C.

By:	VantagePoint Venture Partners 2006 (Q), L.P., Its Sole Member
By:	VantagePoint Venture Associates 2006, L.L.C., Its Managing Member

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

VANTAGEPOINT CLEANTECH PARTNERS, L.P.

By:	VantagePoint CleanTech Associates, L.L.C., Its General Partner

By:	/s/ Alan E. Salzman
Name:	Alan E. Salzman
Title:	Managing Member

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

GENERAL MOTORS VENTURES LLC

By:	/s/ Jon Lauckner
Name:	Jon Lauckner
Title:	President

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

KHOSLA VENTURES I, L.P.

By:	Khosla Ventures Associates I, LLC, a Delaware limited liability company and general partner of Khosla Ventures I, LP

By:	VK Services, LLC, a Delaware limited liability company and manager of Khosla Ventures Associates I, LLC

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Member

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

PINNACLE VENTURES II-A, L.P.
PINNACLE VENTURES II-B, L.P.
PINNACLE VENTURES II-C, L.P.
PINNACLE VENTURES II-R, L.P.

By:	Pinnacle Ventures Management II, L.L.C., Their general partner

By:
Name:	Robert N. Savoie
Title:	Chief Financial Officer

PINNACLE VENTURES EQUITY FUND I AFFILIATES, L.P.

PINNACLE VENTURES EQUITY FUND I, L.P.

PINNACLE VENTURES EQUITY FUND I-O, L.P.

By:	Pinnacle Ventures Equity Management I, L.L.C., Their general partner

By:
Name:	Robert N. Savoie
Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

R. Jeremy Grantham

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Barbara D. Rybeck

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

BERSHAW & CO.
C/O CITIBANK CANADA, SECURITIES CAGE

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

BOWEN BIO-ENERGY, LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

BOWEN ENGINEERING CORPORATION

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Bradley D. Spindler

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

BRANT INVESTMENTS LIMITED 99480027

By:
Name:
Title:

c/s

By:
Name:
Title:

BRANT INVESTMENTS LIMITED 99480072

By:
Name:
Title:

c/s

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Brian J. Stater

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Bruce A. Jamerson

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

CANACCORD GENUITY CORP.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

CANACCORD GENUITY CORPORATION

ITF PETER J CHANDLER AC# 139-264S-4 (RRSP)

By:
Name:
Title:

CANACCORD GENUITY CORPORATION ITF PETER J CHANDLER AC# 139-264M-2

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

CRM HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

David Mann

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

DAVID NODA AND KAY M. NISHIYAMA
(as joint tenants with right of survivorship)

David Noda

Kay M. Nishiyama

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Dean W. Rybeck

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Eric Lemelson

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

FAGEN, INC.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

JAYVEE & CO. INVF0004002

By:
Name:
Title:

c/s

By:
Name:
Title:

JAYVEE & CO. INVF0013002

By:
Name:
Title:

c/s

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

JAYVEE & CO. on behalf of MACKENZIE FINANCIAL CORP.

By:
Name:
Title:

c/s

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Larry Hannah

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

LOWE’S LTD., L.P.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

PURDUE RESEARCH FOUNDATION

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Robert L. Bowen

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

ROCH ENTERPRISES, L.P.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Rod Fuller

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

STACK, LLC

By:
Name:
Title:

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Susan Williams

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Terry L. Bowen

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Todd Noffke

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

Wendy Strub

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

WILDSTOIC LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

WILSEY INVEST LTD.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement

TRIMARK RESOURCES FUND

(formerly, TRIMARK CANADIAN RESOURCES FUND),

by its Manager, INVESCO TRIMARK LTD.

(formerly AIM FUNDS MANAGEMENT INC.)

By:
Name:	Theodor Heldman
Title:	VP & Chief Financial Officer, Funds

c/s

By:
Name:	David C. Warren
Title:	Chief Admin Officer, NA Retail

Signature Page to Amendment No. 1 to Third A&R Registration Rights Agreement